Exhibit 10.1

AMETEK, INC.

DEFERRED COMPENSATION PLAN

Amended and Restated as of June 15, 2018

TABLE OF CONTENTS

Article 1. Purpose		1

1.01.	Purpose	1
1.02.	Effective Date	1

Article 2. Definitions and Construction		2

2.01.	Definitions	2
2.02.	Construction	6

Article 3. Eligibility and Participation		7

3.01.	Eligibility and Participation	7
3.02.	Change in Employment Status	7

Article 4. Election Requirements		8

4.01.	Bonus Compensation Deferral Election Filing Deadline	8
4.02.	New Eligible Employees	8
4.03.	2005 Plan Year Re-Deferral Election	8

Article 5. Accounts		9

5.01.	Accounts and Sub-Accounts	9
5.02.	Amounts Allocated to Accounts	9
5.03.	Earnings on Accounts	9
5.04.	Vesting of Accounts	9
5.05.	No Actual Investment	9
5.06.	Statement of Accounts	10
5.07.	Distributions from Sub-Accounts	10

Article 6. Payment of Plan Benefits		11

6.01.	Payments from the Retirement Distribution Account	11
6.02.	Payments from the In-Service Distribution Account	12
6.03.	Payments Upon Death of Participant	14
6.04.	Payments in the Event of an Emergency	14
6.05.	Payments Upon Disability of Participant	15
6.06.	Payments Upon a Change in Control	15
6.07.	Administrative Acceleration or Delay of Payment	15
6.08.	Withholding	16
6.09.	Payment to Guardian	16
6.10.	Effect of Payment	16

Article 7. Beneficiary Designation		17

7.01.	Beneficiary Designation	17
7.02.	Changing Beneficiary	17
7.03.	No Beneficiary Designation	17
7.04.	Effect of Payment	17

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Article 8. Administration of the Plan		18

8.01.	Committee Duties	18
8.02.	Agents	18
8.03.	Binding Effect of Decisions	18
8.04.	Indemnity of Committee	18
8.05.	Election of Committee After Change in Control	18

Article 9. Claims Procedure		19

9.01.	Claim	19
9.02.	Denial of Claim	19
9.03.	Review of Claim	19
9.04.	Final Decision	19
9.05.	Claims for Disability Benefits	20

Article 10. Amendment and Termination of Plan		21

Article 11. Miscellaneous		22

11.01.	Hypothetical Accounts	22
11.02.	Company Obligation	22
11.03.	Trust Fund	22
11.04.	Nonassignability	22
11.05.	Not a Contract of Employment	23
11.06.	Protective Provisions	23
11.07.	Governing Law	23
11.08.	Severability	23
11.09.	Headings	23
11.10.	Notice	23
11.11.	Successors	24

EXHIBIT A		25

APPENDIX A		A-1

AMETEK, Inc., Deferred Compensation Plan	Table of Contents - Page ii

ARTICLE 1. PURPOSE

1.01.	Purpose.

The AMETEK, Inc. Deferred Compensation Plan (the “Plan”), is intended to provide additional retirement benefits and increased financial security, on a tax-favored basis, to a select group of management and highly compensated employees of AMETEK, Inc. These individuals may defer a portion of their annual incentive bonus under the Plan if their compensation (as defined under the Plan) exceeds the compensation limits of section 401(a)(17) of the Code.

1.02.	Effective Date.

The Plan, as hereby amended and restated, is effective with respect to amounts that were not deferred or vested (within the meaning of section 409A of the Code) before January 1, 2005, and any earnings on such amounts. Amounts deferred and vested (within the meaning of section 409A of the Code) before January 1, 2005 and earnings on such amounts are not affected by this amendment and restatement of the Plan—and remain subject to the terms of the October 1, 1999 plan document, as amended from time to time—which are set forth in Appendix A to this June 15, 2018, amendment and restatement. For recordkeeping purposes, the Company will establish separate accounts for each Participant for amounts deferred and vested before January 1, 2005, and amounts deferred and vested on or after that date.

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ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.01.	Definitions.

For the purpose of this Plan, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise.

(a)	Account. “Account” or “Accounts” means the hypothetical Retirement Distribution Account and/or In-Service Distribution Account established on the books of the Company pursuant to Section 5.01.

(b)	Article. “Article” means an article of this Plan.

(c)	Beneficiary. “Beneficiary” means the person, persons or entity as designated by the Participant, entitled under Article 7 to receive any Plan benefits payable after the Participant’s death.

(d)	Board. “Board” means the Board of Directors of AMETEK, Inc.

(e)

Bonus Compensation. “Bonus Compensation” means the portion of an Eligible Employee’s Compensation consisting of the amount of the incentive to be paid to an Eligible Employee under the Company’s incentive compensation plan for a Plan Year, other than any bonus paid to an Eligible Employee that is characterized by the Company as a “sign on bonus” or other non-recurring incentive bonus.

(f)

Bonus Compensation Deferral. “Bonus Compensation Deferral” means that portion of Eligible Bonus Compensation as to which an Eligible Employee has made an annual irrevocable election to defer receipt until the date specified under the In-Service Distribution Option and/or the Retirement Distribution Option.

(g)	Change in Control. A “Change in Control” shall occur if:

(1)

Any one Person or more than one Person acting as a group (as defined in section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires ownership of stock of the Company that, together with the stock held by such Person or group of Persons, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if such Person or group of Persons is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company before this transfer of the Company’s stock, the acquisition of additional stock by the same Person or group of Persons shall not be considered to cause a Change in Control of the Company; or

(2)

Any one Person or more than one Person acting as a group (as defined in section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group of Persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company. However, if such Person or group of Persons is considered to own 30 percent or more of the total voting power of the stock of the Company before this acquisition, the acquisition of additional control or stock of the Company by the same Person or group of Persons shall not cause a Change in Control of the Company; or

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(3)

A majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election; or

(4)

Any one Person or more than one Person acting as a group (as defined in section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group of Persons) assets from the Company that have a total gross fair market value equal to substantially all but in no event less than 40 percent of the total fair market value of all assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets by the Company will not result in a Change in Control under this Section 2.01(g)(4), if the assets are transferred to:

(A)	A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B)	An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the transfer of assets;

(C)

A Person or more than one Person acting as a group (as defined in section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

(D)	An entity, at least 50 percent of the total value or voting power of which is owned directly or indirectly, by a person described in Section 2.01(g)(4)(C), above.

For purposes of this Section 2.01(g), no acquisition, either directly or indirectly, by the Participant, his affiliates and associates, the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan shall constitute a Change in Control.

For purposes of this Section 2.01(g), the following terms shall have the meanings set forth below:

(1)

“Company” shall mean AMETEK, Inc., except that, if a Participant is employed by a majority-controlled subsidiary of the Company, for purposes of Sections 2.01(g)(1), 2.01(g)(2), and 2.01(g)(4), “Company” shall mean such subsidiary.

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(2)

“Person” shall mean any individual or individuals other than the Participant, his affiliates and associates, the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan.

(h)	Code. “Code” means the Internal Revenue Code of 1986, as amended.

(i)	Committee. “Committee” means the Committee appointed by the Board (or its delegee) to administer the Plan pursuant to Article 8.

(j)

Company. “Company” means AMETEK, Inc., a Delaware corporation, and any directly or indirectly affiliated subsidiary corporations, any other affiliate designated by the Board, or any successor to the business thereof.

(k)

Compensation. “Compensation” means “compensation” as such term is defined in Treas. Reg. § 1.415(c)-2(d)(4) without regard to the limitations of Code § 415, excluding reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, welfare benefits, sign-on bonuses, imputed income with respect to split dollar life insurance, severance benefits (paid in any form), and amounts described in Treas. Reg. § 1.415(c)-2(c) but including (1) (a) amounts contributed by a Participant to a Plan that is “qualified” under Section 401(a) of the Code and (b) amounts otherwise excludible from the Participant’s gross income under Section 125 of the Code and Section 132(f)(4) of the Code and (2) not including Bonus Compensation paid during that year but earned in the preceding year.

(l)

Disability. “Disability” means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months that (1) renders a Participant unable to engage in any substantial gainful activity or (2) results in a Participant receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. The Committee shall determine the existence of Disability, in its sole discretion, and may rely on advice from a medical examiner satisfactory to the Committee in making the determination. A Participant will also be considered disabled if he has been determined to be totally disabled by the Social Security Administration. The term “Disability” is intended to comply with section 409A(a)(2)(C) of the Code and shall be interpreted to permit a Participant to take a distribution in any circumstance that would be permitted under section 409A(a)(2)(C) of the Code.

(m)	Distribution Option. “Distribution Option” means the two distribution options that are available under the Plan: the Retirement Distribution Option and the In-Service Distribution Option.

(n)	Eligible Bonus Compensation. “Eligible Bonus Compensation” is the amount calculated under the following formula:

(1)	“Total Plan Year Compensation” is an Eligible Employee’s Bonus Compensation that is earned (not paid) during a Plan Year plus the Eligible

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Employee’s Compensation for that same year, provided that the same Bonus Compensation shall not be included in Total Plan Year Compensation more than once.

(2)

If the Eligible Employee’s Total Plan Year Compensation is less than or equal to the compensation limit in effect under section 401(a)(17) of the Code for the Plan Year, then the Eligible Employee’s Eligible Bonus Compensation for that year shall be $0.

(3)

If the Eligible Employee’s Total Plan Year Compensation is greater than the compensation limit in effect under section 401(a)(17) for the Plan Year, then the Eligible Employee’s Eligible Bonus Compensation for that year shall be the lesser of (A) the Eligible Employee’s Bonus Compensation or (B) the amount by which the Eligible Employee’s Total Plan Year Compensation exceeds the compensation limit in effect under section 401(a)(17) of the Code for that year.

(o)	Eligible Employee. “Eligible Employee” means an employee of the Company who is designated by the Committee, in its sole discretion, to be eligible to participate in the Plan pursuant to Section 3.01.

(p)

Investment Funds. “Investment Funds” means the separate deemed investment funds identified on Exhibit A of the Plan that a Participant may direct be used as a method to measure the growth of the Participant’s Bonus Compensation Deferrals, if any, while credited to the Participant’s Accounts.

(q)

In-Service Distribution Account. “In-Service Distribution Account” means the Account maintained for a Participant to which Bonus Compensation Deferrals are credited pursuant to the In-Service Distribution Option.

(r)	In-Service Distribution Option. “In-Service Distribution Option” means the Distribution Option pursuant to which benefits are payable in accordance with Section 6.02.

(s)

Participant. “Participant” means any employee who is eligible and has become a participant pursuant to Section 3.01. Such employee shall remain a Participant in this Plan until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.

(t)	Plan. “Plan” means this AMETEK, Inc. Deferred Compensation Plan, as it may be amended from time to time.

(u)	Plan Year. “Plan Year” means the 12-month period beginning on each January 1 and ending on the following December 31.

(v)

Pre-2018 Sub-Account. A type of Sub-Account described in Section 5.01 that is established and maintained within each Account for all Bonus Compensation Deferrals, if any, made by a Participant before June 15, 2018, and any earnings on such amounts.

(w)

Retirement. “Retirement” or “Retires” means a Participant’s Separation from Service with the Company (for reasons other than death) at or after attaining age 55 and completing 10 or more Years of Service.

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(x)

Retirement Distribution Account. “Retirement Distribution Account” means the Account maintained for a Participant to which Bonus Compensation Deferrals are credited pursuant to the Retirement Distribution Option.

(y)	Retirement Distribution Option. “Retirement Distribution Option” means the Distribution Option pursuant to which benefits are payable in accordance with Section 6.01.

(z)	Section. “Section” means a section of this Plan.

(aa)	Separation from Service. “Separates from Service” or “Separation from Service” means separation from service within the meaning of section 409A of the Code.

(bb)

Sub-Account. “Sub-Account” means a hypothetical sub-account within a Retirement Distribution Account or In-Service Distribution Account established on the books of the Company pursuant to Section 5.01. A Sub-Account within a Retirement Distribution Account is a “Retirement Distribution Sub-Account,” and a Sub-Account within an In-Service Distribution Account is an “In-Service Distribution Sub-Account.” Sub-Account includes a Pre-2018 Sub-Account.

(cc)	Valuation Date. Effective October 1, 2018, “Valuation Date” means:

(1)	the distribution date if the distribution date is a business day; or

(2)	the next business day following the distribution date if the distribution date is not a business day (e.g., falls on a weekend or holiday).

From June 15, 2018 through September 30, 2018, “Valuation Date” means the last business day of the calendar month preceding the date of payment, except for Section 6.06, “Valuation Date” means the last business day of the Plan Year preceding the date of payment.

(dd)	Voting Securities. “Voting Securities” means the common securities of AMETEK, Inc. that carry the right to vote generally in the election of directors.

(ee)

Year of Service. “Year of Service” means the 12-month period following the date that the Participant first performs an hour of service for the Company and each consecutive 12-month period following the anniversary of that date that is completed before the Participant Separates from Service.

2.02.	Construction.

For purposes of the Plan, unless the contrary is clearly indicated by the context,

(a)	the use of the masculine gender shall also include within its meaning the feminine and vice versa,

(b)	the use of the singular shall also include within its meaning the plural and vice versa, and

(c)	the word “include” shall mean to include without limitation.

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ARTICLE 3. ELIGIBILITY AND PARTICIPATION

3.01.	Eligibility and Participation.

Eligibility to participate in the Plan shall be limited to that select group of management and/or highly compensated employees of the Company whom the Committee designates as eligible to participate in the Plan. An Eligible Employee shall become a Participant in the Plan when he first makes a Bonus Compensation Deferral election pursuant to Article 4.

3.02.	Change in Employment Status.

If the Committee determines that a Participant’s position is no longer at a level that warrants reward through participation in this Plan, but does not terminate the Participant’s employment with the Company, (1) the Participant shall not be permitted to make a Bonus Compensation Deferral election for the Plan Year specified by the Committee and each Plan Year thereafter until the Committee determines that the Participant has again become employed in a position that warrants full participation in the Plan; and (2) the Participant’s benefits under this Plan shall be limited to the balance in the Participant’s Accounts as of the date so specified by the Committee, which shall be adjusted each subsequent year that the Participant remains an active employee of the Company (and does not again become employed in a position that warrants full participation in the Plan) by the deemed earnings on the Investment Funds elected by the Participant.

If the Committee, in its sole discretion, determines that the Participant no longer qualifies as a member of a select group of management or highly compensated employees, as determined in accordance with ERISA, the Committee may, in its sole discretion, take any action permitted under section 409A of the Code as it deems necessary to preserve the status of the Plan as a “top hat” plan under ERISA.

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ARTICLE 4. ELECTION REQUIREMENTS

4.01.	Bonus Compensation Deferral Election Filing Deadline.

(a)

Except as provided in Sections 4.02 and 4.03, below, an election to defer an amount equal to all or part of an Eligible Employee’s Eligible Bonus Compensation shall be filed with the Committee at least six months before the end of the Plan Year in which the Bonus Compensation is earned (i.e. by June 30th); provided that, if the Bonus Compensation is not “performance-based compensation” within the meaning of section 409A of the Code, the Bonus Compensation Deferral election shall be filed with the Committee no later than the last day of the Plan Year preceding the Plan Year in which the Bonus Compensation is earned. The election, once filed, shall be irrevocable and shall remain in effect until the end of the Plan Year to which it pertains.

(b)

An election made pursuant to Section 4.01(a) shall be in writing, in a form acceptable to the Committee, and shall specify such information as required by the Committee. The Committee may establish minimum or maximum amounts that may be deferred under this Section 4.01 and may change such standards from time to time. Any such limits shall be communicated by the Committee to the Participants before the commencement of a Plan Year.

4.02.	New Eligible Employees.

The Committee may, in its discretion, permit an employee who first becomes an Eligible Employee after the beginning of a Plan Year to make a Bonus Compensation Deferral for that Plan Year by filing a completed and fully executed deferral election form, in accordance with Section 4.01(a), within thirty (30) days following the date the employee becomes an Eligible Employee, unless he was previously eligible to participate in another account-based deferred compensation arrangement of the Company. If the Eligible Employee was previously eligible to participate in another account-based deferred compensation arrangement of the Company, the Eligible Employee shall not be permitted to make a Bonus Compensation Deferral under this Section 4.02 or Section 4.01 for the Plan Year in which he is hired but shall be permitted to make a Bonus Compensation Deferral pursuant to Section 4.01 for the Plan Year after the Plan Year in which he is hired and each subsequent Plan Year. Any Bonus Compensation Deferral made under this Section 4.02 shall apply only to Eligible Bonus Compensation earned for services performed after the election is made.

4.03.	2005 Plan Year Re-Deferral Election.

For the 2005 Plan Year, an Eligible Employee may file the requisite deferral election form by March 15, 2005, to defer Bonus Compensation actually or constructively received during the 2005 Plan Year after the date the election is filed.

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ARTICLE 5. ACCOUNTS

5.01.	Accounts and Sub-Accounts.

The Committee shall establish and maintain separate Accounts and Sub-Accounts with respect to each Participant. There are two types of Accounts: a Retirement Distribution Account and/or an In-Service Distribution Account. Each Account consists of one or more Sub-Accounts. A new Sub-Account shall be established under an Account for each Bonus Compensation Deferral that is made on or after June 15, 2018. Effective June 15, 2018, a Pre-2018 Sub-Account shall be established and maintained within each Account for all Bonus Compensation Deferrals, if any, made before June 15, 2018, and earnings on those amounts.

The amount of the Bonus Compensation Deferral pursuant to Sections 4.01, 4.02, or 4.03 shall be credited by the Company to the Participant’s Sub-Accounts on the day such Bonus Compensation would otherwise have been paid, in accordance with the Distribution Options elected by the Participant on his deferral election form. The Participant’s Accounts (and Sub-Accounts) shall be reduced by the amount of payments made by the Company to the Participant or the Participant’s Beneficiary pursuant to this Plan and shall be adjusted to reflect investment gains and losses.

5.02.	Amounts Allocated to Accounts.

An Eligible Employee shall allocate his Bonus Compensation Deferrals between the Distribution Options; provided, however that 100% of such Deferrals may be allocated to one or the other of the Distribution Options.

5.03.	Earnings on Accounts.

A Participant’s Accounts shall be credited with earnings from time to time in accordance with the deemed earnings on Investment Funds elected by the Participant. Participants may allocate their Retirement Distribution Account and their In-Service Distribution Account among the Investment Funds available under the Plan in increments and at times specified by the Committee. The deemed rate of return, positive or negative, credited under each Investment Fund is based upon the actual investment performance of the applicable Investment Funds listed on Exhibit A of the Plan. The Company reserves the right, on a prospective basis, to add or delete Investment Funds.

5.04.	Vesting of Accounts.

A Participant’s Accounts shall be 100% vested at all times.

5.05.	No Actual Investment.

Notwithstanding that the returns credited to Participants’ Accounts are based upon the actual performance of the corresponding deemed Investment Funds selected by a Participant, the Company shall not be obligated to invest any Bonus Compensation Deferrals by Participants under this Plan and the Participant shall have no interest in any amounts that are actually invested to pay benefits under this Plan.

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5.06.	Statement of Accounts.

The Committee shall provide to each Participant, not less frequently than annually, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of each Participant in each of his Accounts.

5.07.	Distributions from Sub-Accounts.

Any distribution made to or on behalf of a Participant from one or more of the Participant’s Sub-Accounts in an amount that is less than the entire balance of any such Sub-Account shall be made pro rata from each of the Investment Funds to which such Sub-Account is then allocated except, and only to the extent, that the Participant (or Beneficiary, if applicable) elects, before the scheduled distribution date, to receive a distribution in shares of Voting Securities, up to the value of the amount to be distributed. Distributions shall be in the form of cash, except that a Participant may elect to receive deemed investments in Voting Securities (including deemed investments in the AMETEK Company Stock Fund) in shares of Voting Securities.

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ARTICLE 6. PAYMENT OF PLAN BENEFITS

6.01.	Payments from the Retirement Distribution Account.

Except as provided in Sections 6.03, 6.04, 6.05, and 6.06, benefits under the Retirement Distribution Option shall be paid to a Participant as follows:

(a)

General. Unless otherwise elected pursuant to Section 6.01(b) or modified pursuant to Section 6.01(c), a Participant who Retires shall receive his Retirement Distribution Account in the form of a lump sum on the later of (1) the January 31 following the Participant’s Retirement or (2) the first day of the seventh month following the Participant’s Retirement.

(b)

Distribution Election. A Participant may elect a form or time of payment other than those provided in Section 6.01(a) for a Retirement Distribution Sub-Account, other than a Pre-2018 Sub-Account, by filing a distribution election form for the Retirement Distribution Sub-Account with the Committee at the same time he makes a Bonus Compensation Deferral under the Plan to the Retirement Distribution Sub-Account. The distribution election for any Pre-2018 Sub-Account of a Retirement Distribution Account is the distribution election on file for the Sub-Account as of June 15, 2018. The distribution election shall determine the time and manner of the distribution from the Participant’s Retirement Distribution Sub-Account under this Section 6.01 if the Participant Retires, unless the election is modified pursuant to Section 6.01(c).

(1)

Optional Forms of Distribution. A Participant who does not wish to receive a Retirement Distribution Sub-Account in the form of a lump sum may elect to receive the Retirement Distribution Sub-Account in the form of up to fifteen (15) annual installments.

(2)

Optional Times for Distribution. A Participant who does not wish to receive a Retirement Distribution Sub-Account as provided in Section 6.01(a) may elect for distribution of the Retirement Distribution Sub-Account to commence on one of the following: (A) January 31 of the second, third, fourth or fifth Plan Year following the Participant’s Retirement or (B) the latest of (i) January 31 of the Plan Year following the Participant’s Retirement, (ii) January 31 of the Plan Year following the year in which the Participant becomes age 65, or (iii) the first day of the seventh month after the Participant’s Retirement.

(c)

Modification of Distribution Election. After making his initial distribution election pursuant to Section 6.01(b) or making a Bonus Compensation Deferral that is subject to the default distribution rule set forth in Section 6.01(a), a Participant may file an election with the Committee, in a form satisfactory to the Committee, to modify the payment date or to specify that a Retirement Distribution Sub-Account be paid in installments rather than a lump sum or in a greater number of annual installments (but not more than fifteen (15) annual installments); provided, however, that such election:

(1)	is filed with the Committee at least twelve (12) months prior to the date of the first scheduled payment;

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(2)	is not effective until at least twelve (12) months after the date on which the election is made;

(3)

defers the lump sum payment or the first installment payment with respect to which such election is made for a period of not less than five (5) years from the date such payment would have otherwise been made;

(4)	does not accelerate payment of the Retirement Distribution Sub-Account; and

(5)	does not request more than fifteen (15) annual installments.

(d)	Amount of Payments.

(1)

Lump sum payment. Any lump-sum benefit payable from a Retirement Distribution Sub-Account in accordance with this Section 6.01 shall be paid in an amount equal to the value of the Retirement Distribution Sub-Account as of the Valuation Date.

(2)

Installment Payments. If annual installments are elected for a Retirement Distribution Sub-Account in accordance with this Section 6.01, the amount of the first annual installment payment shall equal (A) the value of the Retirement Distribution Sub-Account as of the Valuation Date, divided by (B) the number of annual installment payments elected by the Participant. The remaining annual installments shall be paid on January 31 of each succeeding Plan Year in an amount equal to (C) the value of the Retirement Distribution Sub-Account as of the Valuation Date divided by (D) the number of installments remaining.

(e)

Benefits Upon Separation from Service. Any Retirement Distribution Sub-Account of a Participant who Separates from Service (other than by reason of the Participant’s death or Retirement) before the date on which the Retirement Distribution Sub-Account would otherwise be distributed shall be distributed in a lump sum on the later of (1) the January 31 following the Participant’s Separation from Service or (2) the first day of the seventh month after the Participant’s Separation from Service.

6.02.	Payments from the In-Service Distribution Account.

Except as provided in Sections 6.03, 6.04, 6.05, and 6.06, benefits under the In-Service Distribution Option shall be paid to a Participant as follows:

(a)

General. Except as provided in Section 6.02(e), otherwise elected pursuant to Section 6.02(b), or otherwise modified in accordance with Section 6.02(c), a Participant’s In-Service Distribution Sub-Account shall be paid in a lump sum on the date that occurs two years after the Participant elects to allocate a portion of his Bonus Compensation Deferral to the In-Service Distribution Sub-Account.

(b)

Distribution Election. A Participant may elect a form or time of payment other than those provided in Section 6.02(a) for an In-Service Distribution Sub-Account by filing a distribution election form for the In-Service Distribution Sub-Account with the Committee at the same time that he makes a Bonus Compensation Deferral to

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the In-Service Distribution Sub-Account. Except as provided in Section 6.02(e), this distribution election shall determine the time and manner of the distribution from the Participant’s In-Service Distribution Sub-Account unless the election is modified pursuant to Section 6.02(c).

(1)

Optional Forms of Distribution. A Participant who does not wish to receive an In-Service Distribution Sub-Account in the form of a lump sum may elect to receive the In-Service Distribution Sub-Account in the form of up to fifteen (15) annual installments.

(2)

Optional Times for Distribution. A Participant who does not wish to receive an In-Service Distribution Sub-Account as provided in Section 6.02(a) may elect for distribution of the In-Service Distribution Sub-Account to commence on any specified future date occurring no earlier than January 1 of the Plan Year following the first anniversary of the Bonus Compensation Deferral related to the Sub-Account.

(c)

Modification of Distribution Election. After making his initial distribution election pursuant to Section 6.02(b) or making a Bonus Compensation Deferral that is subject to the default distribution rule set forth in Section 6.02(a), a Participant may file an election with the Committee, in a form satisfactory to the Committee, to modify the payment date or to specify that his In-Service Distribution Account be paid in installments rather than a lump sum or in a greater number of annual installments (but not more than fifteen (15) annual installments); provided, however, that such election:

(1)	is filed with the Committee at least twelve (12) months prior to the date of the first scheduled payment;

(2)	is not effective until at least twelve (12) months after the date on which the election is made;

(3)

defers the lump sum payment or the first installment payment with respect to which such election is made for a period of not less than five (5) years from the date such payment would have otherwise been made;

(4)	does not accelerate payment of the In-Service Distribution Account; and

(5)	does not request more than fifteen (15) annual installments.

(d)	Amount of Payments.

(1)

Lump Sum. Any lump-sum amount payable from an In-Service Distribution Sub-Account in accordance with this Section 6.02 shall be paid in an amount equal to the value of the In-Service Distribution Sub-Account as of the Valuation Date.

(2)

Installment Payments. If annual installment payments are elected for an In-Service Distribution Sub-Account in accordance with this Section 6.02, the first annual installment payment shall equal (A) the value of the In-Service Distribution Sub-Account as of the Valuation Date, divided by (B) the number of annual installment payments elected by the Participant. The

AMETEK, Inc., Deferred Compensation Plan	Page 13

remaining annual installments shall be paid on January 31 of each succeeding Plan Year in an amount equal to (A) the value of the In-Service Distribution Sub-Account as of the Valuation Date divided by (B) the number of installments remaining.

(e)

Benefits Upon Separation from Service. If a Participant Separates from Service prior to the date on which an In-Service Distribution Sub-Account would otherwise be distributed, other than by reason of his death, any amounts credited to the In-Service Distribution Sub-Account shall be distributed in a lump sum on the later of (1) January 31 following the Participant’s Separation from Service or (2) the first day of the seventh month after the Participant’s Separation from Service.

6.03.	Payments Upon Death of Participant.

(a)	Death of Participant Before the Commencement of Benefits.

If a Participant dies before he begins to receive his benefits from one or more Sub-Accounts in accordance with Section 6.01 or 6.02, the sum of benefits due from all such Sub-Accounts shall be paid to the Participant’s Beneficiary in a single lump sum on the first day of the month following the Participant’s death, in lieu of any benefits otherwise payable under the Plan to or on behalf of such Participant. The amount of any lump sum benefit payable in accordance with this Section 6.03 shall equal the value of such Sub-Accounts as of the Valuation Date.

(b)	Death of Participant After Benefits Have Commenced.

If a Participant dies after annual installments payable under Section 6.01 or 6.02 from a Sub-Account has commenced, but before the entire balance of any such Sub-Account has been paid, any remaining installments shall be paid in lump sum on the first day of the month following the Participant’s death. If installments remain to be paid from more than one Sub-Account, a single lump sum payment will be made on the first day of the month following the Participant’s death equal to the sum of the remaining installments for all such Sub-Accounts.

6.04.	Payments in the Event of an Emergency.

(a)	Eligibility for Emergency Benefit.

If the Committee, in its sole discretion, determines, upon written request of a Participant, that the Participant has suffered an unforeseeable financial emergency (within the meaning of section 409A of the Code), the Company shall pay to the Participant from the Participant’s Accounts, within thirty (30) days following such determination, an amount necessary to meet the emergency, after deduction of any and all taxes as may be required pursuant to Section 6.08 (the “Emergency Benefit”). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness or accident of the Participant, the Participant’s spouse or dependent; loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. It is intended that the Committee’s determination as to whether a Participant has suffered an “unforeseeable financial

AMETEK, Inc., Deferred Compensation Plan	Page 14

emergency” shall be made consistent with the requirements under section 409(A) of the Code. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency.

(b)	Source of Payment.

Emergency Benefits shall be paid first from the Participant’s In-Service Distribution Account, if any, to the extent the balance of such In-Service Distribution Account is sufficient to meet the emergency. If the distribution exhausts the In-Service Distribution Account, the Retirement Distribution Account may be accessed. Emergency Benefits shall be paid from the Sub-Accounts within each Account in sequential order based on distribution date starting with the Sub-Account with the earliest distribution date. With respect to that portion of any Account that is distributed to a Participant as an Emergency Benefit in accordance with this Section 6.04, no further benefit shall be payable to the Participant under this Plan.

(c)	Restriction on Deferrals.

Notwithstanding anything in this Plan to the contrary and to the extent permitted by section 409A of the Code, a Participant who receives an Emergency Benefit in any Plan Year shall not be entitled to make a Bonus Compensation Deferral for such Plan Year.

6.05.	Payments Upon Disability of Participant.

If a Participant becomes disabled before he begins to receive his benefits in accordance with Section 6.01 or 6.02, benefits shall be paid to the Participant in a lump sum within thirty (30) days after the Committee finds, in its sole discretion, that the Participant has a Disability.

6.06.	Payments Upon a Change in Control.

If there is a Change in Control, a Participant will receive the full amount credited to all Pre-2018 Sub-Accounts within the Participant’s Retirement Distribution Account and In-Service Distribution Account in a lump sum. Any lump-sum benefit payable in accordance with this paragraph shall be paid in, but not later than January 31 of, the Plan Year following the Plan Year in which such Change in Control occurs, in an amount equal to the value of such Retirement Distribution Account and In-Service Distribution Account as of the Valuation Date.

6.07.	Administrative Acceleration or Delay of Payment.

A payment is treated as being made on the date when it is due under the Plan if the payment is made (a) no earlier than thirty (30) days before the due date specified by the Plan or (b) on a date no later than the due date specified by the Plan that is either (1) in the same Plan Year (for a payment whose specified due date is on or before September 30) or (2) by the fifteenth (15th) day of the third calendar month following the date specified by the Plan (for a payment whose specified due date is on or after October 1).

AMETEK, Inc., Deferred Compensation Plan	Page 15

6.08.	Withholding.

The Company shall withhold from any payment made pursuant to this Plan any taxes the Company reasonably believes are required to be withheld from such payments under local, state, or federal law. Unless otherwise determined by the Company, withholding obligations on Voting Securities shall be settled with Voting Securities, including Voting Securities that are part of a distribution that gives rise to the withholding obligation.

6.09.	Payment to Guardian.

If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Company from all liability with respect to such benefit.

6.10.	Effect of Payment.

The full payment of the applicable benefit under this Article 6 shall completely discharge all obligations on the part of the Company to the Participant (and the Participant’s Beneficiary) with respect to the operation of this Plan, and the Participant’s (and Participant’s Beneficiary’s) rights under this Plan shall terminate.

AMETEK, Inc., Deferred Compensation Plan	Page 16

ARTICLE 7. BENEFICIARY DESIGNATION

7.01.	Beneficiary Designation.

Each Participant shall have the right, at any time, to designate one (1) or more persons or entities as Beneficiary (both primary and secondary) to whom benefits under this Plan shall be paid in the event of the Participant’s death prior to complete distribution of the Participant’s Account. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only if filed with the Committee during the Participant’s lifetime.

7.02.	Changing Beneficiary.

Any Beneficiary designation may be changed without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee.

7.03.	No Beneficiary Designation.

If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s Beneficiary shall be the person in the first of the following classes in which there is a survivor:

(a)	the Participant’s surviving spouse;

(b)

the Participant’s children in equal shares, except that if any of the children predeceases the Participant but leaves surviving issue, then such issue shall take by right of representation the share the deceased child would have taken if living; or

(c)	the Participant’s estate.

7.04.	Effect of Payment.

Payment to the Beneficiary shall completely discharge the Company’s obligations under this Plan.

AMETEK, Inc., Deferred Compensation Plan	Page 17

ARTICLE 8. ADMINISTRATION OF THE PLAN

8.01.	Committee Duties.

This Plan shall be administered by the Committee, which shall consist of not less than three (3) persons, who may also be Participants in this Plan, and are named as the initial Committee in this Plan or as subsequently appointed by the Board or its delegee, except in the event of a Change in Control as provided in Section 8.05 below. The Committee shall have the full discretionary authority to (a) make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as they may arise in such administration, and (b) establish and maintain an investment policy for the Plan, select appropriate Investment Funds to implement the investment policy, monitor the performance of such Investment Funds, and change the selection of Investment Funds from time to time in a manner consistent with the objectives of the investment policy. A Committee member who is also a Participant in this Plan shall be prohibited from voting on any matter which may, in the opinion of the balance of the Committee, directly affect the Committee member’s individual rights or benefits under this Plan. A majority vote of the Committee members permitted to vote shall control any decision.

8.02.	Agents.

The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

8.03.	Binding Effect of Decisions.

The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

8.04.	Indemnity of Committee.

The Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees) and liability (including any amounts paid in settlement of any claim or any other matter with the consent of the Board) arising from any act or omission of such member, except when the same is due to gross negligence or willful misconduct.

8.05.	Election of Committee After Change in Control.

After a Change in Control, vacancies on the Committee shall be filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote. If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. No amendment shall be made to Article 8 or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.

AMETEK, Inc., Deferred Compensation Plan	Page 18

ARTICLE 9. CLAIMS PROCEDURE

9.01.	Claim.

Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as “Claimant”), or requesting information under the Plan shall present the request in writing to the Corporate Human Resources Department, which shall respond in writing as soon as practical, but not later than ninety (90) days after receipt of the claim, unless the Corporate Human Resources Department notifies the Claimant that special circumstances require an additional period of time (not to exceed 90 days) to review the claim properly.

9.02.	Denial of Claim.

If the claim or request is denied, the written notice of denial shall state:

(a)	the reasons for denial, with specific reference to the Plan provisions on which the denial is based;

(b)	a description of any additional material or information required and an explanation of why it is necessary; and

(c)

an explanation of the Plan’s claim review procedure, including a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA if the claim denial is denied (in whole or in part) on appeal.

9.03.	Review of Claim.

Any Claimant whose claim or request is denied or who has not received a response within the time limits set forth above may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or, in the event Claimant has not received a timely response, within 60 days after the date the Corporate Human Resources Department was required to respond to the claim under Section 9.01. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

9.04.	Final Decision.

The decision on review shall normally be made within sixty (60) days after the Committee’s receipt of claimant’s claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

AMETEK, Inc., Deferred Compensation Plan	Page 19

9.05.	Claims for Disability Benefits.

To the extent required by law, the Committee shall develop alternative claims procedures that shall apply with respect to claims for Disability benefits.

AMETEK, Inc., Deferred Compensation Plan	Page 20

ARTICLE 10. AMENDMENT AND TERMINATION OF PLAN

The Plan may be amended, suspended, discontinued or terminated at any time by the Board; provided, however, that no such amendment, suspension, discontinuance or termination shall reduce or in any manner adversely affect the rights of any Participant with respect to benefits that are payable or may become payable under the Plan based upon the balance of the Participant’s Retirement Account and In-Service Distribution Account as of the effective date of such amendment, suspension, discontinuance or termination.

AMETEK, Inc., Deferred Compensation Plan	Page 21

ARTICLE 11. MISCELLANEOUS

11.01.	Hypothetical Accounts.

Each account, sub-account and investment established under the Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. The accounts and sub-accounts established under the Plan shall hold no actual funds or assets. Any liability of the Company to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. Neither the Company, the Board, nor any other person shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between or among the Company, a Participant, or any other person.

11.02.	Company Obligation.

The Company shall not be required to fund any obligations under the Plan. Except as provided in Section 11.03, any assets that may be accumulated by the Company to meet its obligations under the Plan shall for all purposes be part of the general assets of the Company. To the extent that any Participant or Beneficiary acquires a right to receive payments under the Plan for which the Company is liable, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

11.03.	Trust Fund.

The Company shall be responsible for the payment of all benefits provided under the Plan. Before a Change in Control, at its discretion, the Company may establish one (1) or more trusts, with such trustees as the Committee may approve, for the purpose of assisting in the payment of such benefits. Following a Change in Control, the Company shall establish one (1) or more trusts, with such trustees as the Committee may approve, for the purpose of assisting in the payment of such benefits, including for the purpose of paying any such benefits that are not required to be paid immediately following a Change in Control in accordance with Section 6.06. If, as a result of a Change in Control, Voting Securities will no longer exist, the Committee may, in its sole discretion, allocate the value of each Participant’s Voting Securities to an Investment Fund. Although such a trust may be irrevocable, its assets shall be held for payment of all Company’s general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Company. No assets of the trust or the Company shall become restricted to provide benefits under the Plan in connection with a change in the Company’s financial health.

11.04.	Nonassignability.

Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgements, alimony or separate

AMETEK, Inc., Deferred Compensation Plan	Page 22

maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency, except that the Committee may recognize a domestic relations order in accordance with procedures that it may establish for this purpose.

11.05.	Not a Contract of Employment.

This Plan shall not constitute a contract of employment between Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

11.06.	Protective Provisions.

A Participant will cooperate with Company by furnishing any and all information requested by Company, in order to facilitate the payment of benefits hereunder, and by taking such other action as may be requested by Company.

11.07.	Governing Law.

The Plan shall be construed and enforced in accordance with applicable federal law and, to the extent not preempted by federal law, the laws of the Commonwealth of Pennsylvania (without regard to the legislative or judicial conflict of laws rules of any state or other jurisdiction).

11.08.	Severability.

If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan. In addition, if any provision of the Plan shall be found to violate section 409A of the Code or otherwise result in benefits under the Plan being subject to income tax prior to distribution, such provision shall be void and unenforceable, and the Plan shall be administered without regard to such provision.

11.09.	Headings.

Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

11.10.	Notice.

Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered mail, certified mail, or reputable overnight delivery service. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail or overnight delivery, as of the date shown on the postmark on the receipt for registration or certification or on the records of the overnight delivery company. Mailed notice to the Committee shall be directed to the Company’s address. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in Company’s records.

AMETEK, Inc., Deferred Compensation Plan	Page 23

11.11.	Successors.

The provisions of this Plan shall bind the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, AMETEK, Inc. has executed the same this 15th day of June, 2018.

AMETEK, INC.

BY:	/s/ HENRY POLICARE
Henry Policare

DATE: June 15, 2018

ATTEST

BY:	/s/ LYNN CARINO
Assistant Corporate Secretary
Lynn Carino

AMETEK, Inc., Deferred Compensation Plan	Page 24

EXHIBIT A TO AMETEK, INC. DEFERRED COMPENSATION PLAN

LIST OF INVESTMENT FUNDS

Effective June 15, 2018 through September 28, 2018

1.

The “AMETEK Fund” which consists of deemed investments in whole and fractional shares of Voting Securities based on the average closing price of the shares on the principal exchange on which the shares are traded for the last 10 trading days of the month preceding the deemed investment. Deemed dividends on the shares allocated to the AMETEK Fund shall be credited to the Fund during a Plan Year when dividends are actually paid on shares of Voting Securities and shall be deemed to be invested in additional shares of Voting Securities on the last business day of such Plan Year based on the closing price of the shares on the principal exchange on which the shares are traded for the first 10 trading days of December preceding the deemed investment.

The AMETEK Fund shall be closed to new deemed investments, effective September 28, 2018 (the “Closing Date”). Any cash representing deemed dividends credited to the AMETEK Fund during 2018 on or before the Closing Date shall be transferred to the AMETEK Company Stock Fund on October 1, 2018 (“Transferred Dividend Credits”). Likewise, the value of a Participant’s deemed investment in Voting Securities in the AMETEK Fund shall be transferred to the AMETEK Company Stock Fund on October 1, 2018, and converted to unitized shares under the AMETEK Company Stock Fund as described below.

2.

The “Interest Fund” which shall be deemed to earn compound interest on principal at one and one-half percent higher than the 10-year Treasury Note rate as set forth in The Wall Street Journal as of the first business day of each calendar quarter.

The Interest Fund with quarterly interest as described in this paragraph shall be closed to new deemed investments, effective September 28, 2018. The interest rate for the third quarter of 2018 shall be equal to (1) the sum of one and one-half percent plus the 10-year Treasury Note rate as set forth in The Wall Street Journal as of October 1, 2018, divided by (2) a fraction determined by dividing the number of days in the third quarter (92) by the number of days in the year (365). Any interest due or owing under the Interest Fund as of September 28, 2018, shall be credited on September 28, 2018, prior to closing the Interest Fund. All deemed investments in the Interest Fund will be transferred to the daily interest version of the Interest Fund (described below) effective October 1, 2018.

Effective October 1, 2018

1.

“AMETEK Retirement and Savings Plan Investment Options”: The deemed investments in the investment funds offered under the AMETEK, Inc. Retirement and Savings Plan, including the AMETEK Company Stock Fund.

A Participant’s closing deemed investment balance in the AMETEK Fund as of the Closing Date, shall be deemed invested in the AMETEK Company Stock Fund as of October 1, 2018. A Participant’s opening deemed investment balance in the AMETEK Company Stock Fund as of October 1, 2018 shall consist of:

(a)

Unitized shares in the AMETEK Company Stock Fund equal to the deemed value of the Participant’s hypothetical investment in Voting Securities in the AMETEK Fund on the Closing Date, determined using the closing price of the shares on the principal exchange on which the shares are traded as of the Closing Date; and

AMETEK, Inc., Deferred Compensation Plan	Exhibit A

(b)	Unitized shares in the AMETEK Company Stock Fund equal to the deemed value of the Participant’s Transferred Dividend Credits divided by the closing price of the unitized shares as of the Closing Date.

2.

The “Interest Fund” which shall be deemed to earn compound interest on principal at one and one-half percent higher than the 10-year Treasury Note rate as set forth in The Wall Street Journal as of each business day.

A Participant’s opening deemed investment balance in this daily interest version of the Interest Fund as of October 1, 2018, shall equal the Participant’s deemed closing balance, if any, in the quarterly interest version of the Interest Fund as of September 28, 2018.

AMETEK, Inc., Deferred Compensation Plan	Page 26

APPENDIX A

The following Plan provisions apply only to amounts earned and vested (within the meaning of Section 409A of the Code) before January 1, 2005, and any earnings on such amounts (“Grandfathered Amounts”). Amounts earned and vested after December 31, 2004, and any earnings thereon, are subject to the provisions of the Plan as amended and restated, effective January 1, 2005, or any subsequent amendment and restatement of the Plan.

The purpose of this Appendix A is to preserve the terms of the Plan that govern Grandfathered Amounts, and to prevent the Grandfathered Amounts from becoming subject to Section 409A of the Code. No amendment to this Appendix A that would constitute a “material modification” for purposes of Section 409A shall be effective unless the amending instrument specifically provides that it is intended to materially modify this Appendix A and to cause the Grandfathered Amounts to become subject to Section 409A of the Code.

Although this Appendix A is intended to prevent the Grandfathered Amounts from being subject to Section 409A, neither the Company nor any Employer (nor any representative of the Company) shall be liable for any adverse tax consequence suffered by a Participant or Beneficiary if a Grandfathered Amount becomes subject to Section 409A.

AMETEK, Inc.

Deferred Compensation Plan

Effective October 1, 1999

ARTICLE 1

PURPOSE

In recognition of the services provided by certain key employees, the Board of Directors of AMETEK, Inc. hereby adopts the AMETEK, Inc Deferred Compensation Plan (the “Plan”) to make additional retirement benefits and increased financial security, on a tax-favored basis, available to those individuals, effective October 1, 1999.

ARTICLE 2

DEFINITIONS

Affiliate. “Affiliate” means any firm, partnership, or corporation that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with AMETEK. “Affiliate” also includes any other organization similarly related to the Company that is designated as such by the Board.

AMETEK. “AMETEK” means AMETEK, Inc.

Beneficiary. “Beneficiary” means the person or persons designated as such in accordance with Section 12.3.

AMETEK, Inc., Deferred Compensation Plan	Appendix A Page A-1

Board. “Board” means the Board of Directors of AMETEK.

Bonus Compensation. “Bonus Compensation” means the portion of an Eligible Employee’s Compensation consisting of the amount of the incentive to be paid to an Eligible Employee under the Company’s incentive compensation plan for a Plan Year which does not include any bonus paid to an Eligible Employee and characterized by the Company as a “sign on bonus” or other “non-recurring incentive bonus.”

Bonus Compensation Deferral. “Bonus Compensation Deferral” means that portion of Bonus Compensation as to which an Eligible Employee has made an annual irrevocable election to defer receipt until the date specified under the In-Service Distribution Option and/or the Retirement Distribution Option.

Change of Control. “Change of Control” means:

1.    Any person (except the Participant, the Participant’s affiliates and associates, the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, in the aggregate of 20% or more of the value of the outstanding equity or combined voting power of the then outstanding Voting Securities; or

2.    The stockholders of AMETEK approve a merger or consolidation the result of which is that the stockholders of AMETEK do not own or control at least 50% or more of the value of the outstanding equity or combined voting power of the then outstanding Voting Securities, or there occurs a sale or other disposition of all or substantially all of AMETEK’s assets or a plan of liquidation is approved; provided, however, that an internal reorganization, even if the employment of the Participant is transferred to another company, shall not constitute a “Change of Control” if the stockholders of AMETEK own or control, directly or indirectly, at least 50% or more of the value of the outstanding equity or combined voting power of the then outstanding voting securities of the new company entitled to vote generally in the election of directors of that company.

Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

Committee. “Committee” means the persons appointed by the Board to administer the Plan and which also may act for the Company or the Board in making decisions and performing specified duties under the Plan.

Company. “Company” means AMETEK and any Affiliate which is authorized by the Board to adopt the Plan and cover its Eligible Employees and whose designation as such has become effective upon acceptance of such status by the board of directors of the Affiliate. An Affiliate may revoke its acceptance of such designation at any time, but until such acceptance has been revoked, all the provisions of the Plan and amendments thereto shall apply to the Eligible Employees of the Affiliate. In the event the designation is revoked by the board of directors of an Affiliate, the Plan shall be deemed terminated only with respect to such Affiliate.

Compensation. “Compensation” shall mean Bonus Compensation earned in a Plan Year plus the total remuneration paid to the Eligible Employee for the Plan Year in which the Bonus Compensation is earned, in excess of the compensation limit of section 401(a)(17) of the Code, as in effect from time to time ($160,000 on the Effective Date).

AMETEK, Inc., Deferred Compensation Plan	Appendix A Page A-2

Disabled. “Disabled” means a mental or physical condition which would qualify a Participant for benefits under the AMETEK Long Term Disability Plan if he or she were a participant in that plan.

Distribution Option. “Distribution Option” means the two distribution options which are available under the Plan, consisting of the Retirement Distribution Option and the In-Service Distribution Option.

Distribution Option Account. “Distribution Option Account” or “Accounts” means, with respect to a Participant, the Retirement Distribution Account and/or the In-Service Distribution Account established on the books of account of the Company, pursuant to Section 5.1.

Earnings Crediting Options. “Earnings Crediting Options” means the deemed Investment Funds that may be selected by the Participant from time to time pursuant to which deemed earnings are credited to the Participant’s Distribution Option Accounts.

Effective Date. “Effective Date” means the effective date of the Plan which is October 1, 1999.

Eligible Employee. “Eligible Employee” means an Employee who (i) the Committee determines is scheduled, in the next Plan Year, to have Compensation, and (ii) is designated by the Committee, acting on behalf of the Company, as eligible to participate in the Plan.

Employee. “Employee” means any individual employed by the Company on a regular, full-time basis (in accordance with the personnel policies and practices of the Company), including citizens of the United States employed outside of their home country and resident aliens employed in the United States; provided, however, that to qualify as an “Employee” for purposes of the Plan, the individual must be a member of a group of “key management or other highly compensated employees” within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended.

Enrollment Agreement. “Enrollment Agreement” means the authorization form which an Eligible Employee files with the Committee to participate in the Plan.

Investment Funds. “Investment Funds” means the separate deemed investments which a Participant may direct be used to value the growth of the Participant’s Bonus Compensation Deferrals while credited to the Participant’s Accounts. On the Effective Date through September 28, 2018 there shall be two Investment Funds. One Investment Fund shall be the “AMETEK Fund” consisting of deemed investments in whole and fractional shares of Voting Securities based on the average closing price of the shares on the principal exchange on which the shares are traded for the last 10 trading days of the month preceding the deemed investment. Deemed dividends on the shares allocated to the AMETEK Fund shall be credited to the Fund during a Plan Year when dividends are actually paid on shares of Voting Securities and shall be deemed to be invested in additional shares of Voting Securities on the last business day of such Plan Year based on the closing price of the shares on the principal exchange on which the shares are traded for the first 10 trading days of December preceding the deemed investment. The second Investment Fund shall be the “Interest Fund” which shall be deemed to earn compound interest on principal at one and one-half percent higher than the 10-year Treasury Note rate as set forth in The Wall Street Journal as of the first business day of each calendar quarter. Effective October 1, 2018, the Investment Funds shall be those set forth in Exhibit A of the Plan as amended and restated on or after June 15, 2018 (“Exhibit A”), and transfers of deemed investments in the investment funds in effect on September 28, 2018 to those in effect on October 1, 2018, shall occur as described in Exhibit A.

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In-Service Distribution Account. “In-Service Distribution Account” means the Account maintained for a Participant to which Bonus Compensation Deferrals are credited pursuant to the In-Service Distribution Option.

In-Service Distribution Option. “In-Service Distribution Option” means the Distribution Option pursuant to which benefits are payable in accordance with Section 7.2.

Participant. “Participant” means an Eligible Employee who has filed a completed and executed Enrollment Agreement with the Committee or its designee and is participating in the Plan in accordance with the provisions of Article 4. In the event of the death or incompetency of a Participant, the term shall mean the Participant’s personal representative or guardian. An individual shall remain a Participant until that individual has received full distribution of any amount credited to the Participant’s Account.

Plan. “Plan” means this plan, called the AMETEK, Inc. Deferred Compensation Plan, as amended from time to time.

Plan Year. “Plan Year” means the 12 month period beginning on each January 1 and ending on the following December 31 except that the first Plan Year shall begin on the Effective Date.

Retirement. “Retirement” means the termination of the Participant’s Service with the Company (for reasons other than death) at or after age 65, or, if the Participant has 10 or more years of Service, at or after age 55.

Retirement Distribution Account. “Retirement Distribution Account” means the Account maintained for a Participant to which Bonus Compensation Deferrals are credited pursuant to the Retirement Distribution Option.

Retirement Distribution Option. “Retirement Distribution Option” means the Distribution Option pursuant to which benefits are payable in accordance with Section 7.1.

Service. “Service” means the period of time during which an employment relationship exists between an Employee and the Company ending on the Participant’s Termination Date, but including any period during which the Employee is on an approved leave of absence, whether paid or unpaid. “Service” also includes employment with an Affiliate if an Employee transfers directly between the Company and the Affiliate.

Termination Date. “Termination Date” means the date of termination of a Participant’s Service with the Company and its Affiliates and shall be determined without reference to any compensation continuation arrangement or severance benefit arrangement that may be applicable.

Valuation Date. Effective October 1, 2018, “Valuation Date” means (1) the distribution date if the distribution date is a business day; or (2) the next business day following the distribution date if the distribution date is not a business day (e.g., falls on a weekend or holiday). On the Effective Date through September 28, 2018, “Valuation Date” means the last business day of the Plan Year preceding the date of payment, except for Sections 8.2 and 8.3, “Valuation Date” means the last business day of the calendar month immediately preceding the date on which the benefit is paid.

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Voting Securities. “Voting Securities” means the common securities of AMETEK which carry the right to vote generally in the election of directors.

ARTICLE 3

ADMINISTRATION OF THE PLAN AND DISCRETION

3.1    The Committee shall have full power and authority to interpret the Plan, to prescribe, amend and rescind any rules, forms and procedures as it deems necessary or appropriate for the proper administration of the Plan and to make any other determinations and to take any other such actions as it deems necessary or advisable in carrying out its duties under the Plan. All action taken by the Committee arising out of, or in connection with, the administration of the Plan or any rules adopted thereunder, shall, in each case, lie within its sole discretion, and shall be final, conclusive and binding upon the Company, the Board, all Employees, all Beneficiaries and all persons and entities having an interest therein.

3.2    All expenses of administering the Plan shall be paid by the Company.

3.3    The Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees) and liability (including any amounts paid in settlement of any claim or any other matter with the consent of the Board) arising from any act or omission of such member, except when the same is due to gross negligence or willful misconduct.

3.4    Any decisions, actions or interpretations to be made under the Plan by the Company, the Board or Committee, acting on behalf of either, shall be made in its respective sole discretion, not as a fiduciary and need not be uniformly applied to similarly situated individuals and shall be final, binding and conclusive on all persons interested in the Plan.

ARTICLE 4

PARTICIPATION

4.1    Election to Participate. Annually, each Eligible Employee shall be offered the opportunity to elect a Bonus Compensation Deferral. Any Eligible Employee may enroll in the Plan effective as of the first day of a Plan Year by filing a completed and fully executed Enrollment Agreement with the Committee by March 31 of the Plan Year during which such Bonus Compensation is to be earned. Pursuant to said Enrollment Agreement, the Eligible Employee shall irrevocably elect (a) the percentage, in a whole percentage, or the dollar amount the Eligible Employee desires to be the Eligible Employee’s Bonus Compensation Deferral (as a result of payroll reduction), (b) the Distribution Option Account(s), in 25% increments, to which such amounts will be credited, (c) the Investment Fund(s) selected by the Participant and (d) such other information as the Committee shall require. The Enrollment Agreement filed by an Eligible Employee must also set forth the Participant’s initial election as to the time and manner of distribution of amounts credited to, and related earnings from, the Retirement Distribution Account and/or the In-Service Distribution Account established pursuant to that Enrollment Agreement. The Committee may establish minimum or maximum amounts that may be deferred under this Section and may change such standards from time to time. Any such limits shall be communicated by the Committee to the Participants prior to the commencement of a Plan Year.

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4.2    New Eligible Employees. The Committee may, in its discretion, permit Employees who first become Eligible Employees after the beginning of a Plan Year to enroll in the Plan for that Plan Year by filing a completed and fully executed Enrollment Agreement, in accordance with Section 4.1, as soon as practicable following the date the Employee becomes an Eligible Employee but, in any event, within 30 days after such date.

ARTICLE 5

DISTRIBUTION OPTION ACCOUNTS

5.1    Distribution Option Accounts. The Committee shall establish and maintain separate Distribution Option Accounts with respect to each Participant. A Participant’s Distribution Option Accounts shall consist of the Retirement Distribution Account and/or an In-Service Distribution Account. The amount of the Bonus Compensation Deferral pursuant to Section 4.1 or Section 4.2 shall be credited by the Company to the Participant’s Distribution Option Accounts on the day such Bonus Compensation would otherwise have been paid, in accordance with the Distribution Option(s) irrevocably elected by the Participant in the Enrollment Agreement. Any amount once taken into account as Compensation for purposes of this Plan shall not be taken into account thereafter. The Participant’s Distribution Option Accounts shall be reduced by the amount of payments made by the Company to the Participant or the Participant’s Beneficiary pursuant to this Plan.

5.2    Earnings on Distribution Option Accounts. A Participant’s Distribution Option Accounts shall be credited with earnings in accordance with the Earnings Crediting Options elected by the Participant from time to time. Participants may allocate their Retirement Distribution Account and their In-Service Distribution Account among the Earnings Crediting Options available under the Plan in increments and at times specified by the Committee. The deemed rate of return, positive or negative, credited under each Earnings Crediting Option is based upon the actual investment performance of the applicable Investment Fund. The Company reserves the right, on a prospective basis, to add or delete Investment Funds.

5.3    Earnings Crediting Options. Notwithstanding that the returns credited to Participants’ Distribution Option Accounts under the Earnings Crediting Options are based upon the actual performance of the corresponding deemed Investment Funds selected by a Participant, the Company shall not be obligated to invest any Bonus Compensation Deferrals by Participants under this Plan.

5.4    Statement of Accounts. The Committee shall provide to each Participant, not less frequently than annually, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of each Participant in each of his Distribution Option Accounts.

5.5    Distributions from Accounts. Any distribution made to or on behalf of a Participant from one or more of the Participant’s Distribution Option Accounts in an amount which is less than the entire balance of any such Account shall be made pro rata from each of the Earnings Crediting Options to which such Account is then allocated except, and only to the extent, that the Participant (or Beneficiary, if applicable) elects to receive a distribution in shares of Voting Securities (including deemed investments in the AMETEK Company Stock Fund), up to the value of the amount to be distributed.

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ARTICLE 6

DISTRIBUTION OPTIONS

6.1    Election of Distribution Option. In the first completed and fully executed Enrollment Agreement filed with the Committee, an Eligible Employee shall elect the time and manner of payment for each of the Eligible Employee’s Distribution Option Accounts. Annually, the Eligible Employee shall allocate his or her Bonus Compensation Deferrals between the Distribution Options in increments of 25%; provided, however that 100% of such Deferrals may be allocated to one or the other of the Distribution Options.

6.2    Retirement Distribution Option. Subject to Section 7.1, distribution of the Participant’s Retirement Distribution Account, if any, shall commence upon January 31st of (a) the Plan Year following the Participant’s Retirement, (b) the second Plan Year following the Participant’s Retirement or (c) the later of the Plan Year following the Participant’s Retirement or the Plan Year following the year in which the Participant becomes age 65, as elected by the Participant in the Enrollment Agreement pursuant to which such Retirement Distribution Account was established or otherwise as permitted under Section 7.1(a).

6.3    In-Service Distribution Option. Subject to Section 7.2, the Participant’s In-Service Distribution Account shall be distributed commencing in the Plan Year elected by the Participant in the Enrollment Agreement pursuant to which such In-Service Distribution Account was established. Notwithstanding the foregoing, a Participant shall not be entitled to allocate any Bonus Compensation Deferrals to an In-Service Distribution Account for the two Plan Years preceding the Plan Year which includes the date on which the In-Service Distribution Account is to be distributed.

ARTICLE 7

BENEFITS TO PARTICIPANTS

7.1    Benefits Under the Retirement Distribution Option. Benefits under the Retirement Distribution Option shall be paid to a Participant as follows:

(a)    Benefits Upon Retirement. In the case of a Participant whose Service with the Company terminates on account of Retirement, the Participant’s Retirement Distribution Account shall be distributed pursuant to one of the following methods, as elected by the Participant in writing either in the Enrollment Agreement or in a separate election made as provided below: (i) in a lump sum; or (ii) in up to 5 annual installments. Payments shall commence in accordance with the Participant’s election pursuant to Section 6.2. Any lump-sum benefit payable in accordance with this paragraph shall be paid in an amount equal to the value of such Retirement Distribution Account as of the Valuation Date. If annual installments are elected in accordance with this paragraph, the amount of the first annual installment payment shall equal (i) the value of such Retirement Distribution Account as of the Valuation Date, divided by (ii) the number of annual installment payments elected by the Participant. The remaining annual installments shall be paid not later than January 31 of each succeeding Plan Year in an amount equal to (i) the value of such Retirement Distribution Account as of the Valuation Date divided by (ii) the number of installments remaining. A Participant may change the election regarding the manner of payment of the Participant’s Account, as described in Section 6.1, at any time prior to the earlier of (i) the date of Retirement or (ii) June 30 of the Plan Year in which occurs the Participant’s Retirement.

(b)    Benefits Upon Termination of Employment. In the case of a Participant whose Service with the Company terminates prior to the earliest date on which the Participant is eligible for Retirement, other than by reason of death, a Participant’s Retirement Distribution Account shall be distributed in lump sum on (i) the January 31 following the Participant’s Termination Date or (ii) such other date as is mutually agreed upon by the Company and the Participant.

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7.2    Benefits Under the In-Service Distribution Option. Benefits under the In-Service Distribution Option shall be paid to a Participant as follows:

(a)    In-Service Distributions. In the case of a Participant who continues in Service with the Company, the Participant’s In-Service Distribution Account shall be paid to the Participant commencing on January 31 of the Plan Year irrevocably elected by the Participant in the Enrollment Agreement pursuant to which such In-Service Distribution Account was established, which may be no earlier than the third Plan Year following the end of the last Plan Year in which Bonus Compensation Deferrals are to be credited to that In-Service Distribution Account, in one lump sum or in annual installments payable over 2, 3, or 4 years. Any lump-sum benefit payable in accordance with this paragraph shall be paid on January 31 of the Plan Year elected by the Participant in accordance with Section 6.3, in an amount equal to the value of such In-Service Distribution Account as of the Valuation Date. Annual installment payments, if any, shall commence not later than January 31 of the Plan Year as elected by the Participant in accordance with Section 6.3, in an amount equal to (i) the value of such In-Service Distribution Account as of the Valuation Date, divided by (ii) the number of annual installment payments elected by the Participant in the Enrollment Agreement pursuant to which such In-Service Distribution Account was established. The remaining annual installments shall be paid not later than January 31 of each succeeding Plan Year in an amount equal to (i) the value of such In-Service Distribution Account as of the Valuation Date divided by (ii) the number of installments remaining.

(b)    Benefits Upon Termination of Employment. In the case of a Participant whose Service with the Company terminates prior to the date on which the Participant’s In-Service Distribution Account would otherwise be distributed, other than by reason of death, such In-Service Distribution Account shall be distributed in a lump sum (i) on January 31 following the Participant’s Termination Date; or (ii) such other date as is mutually agreed upon by the Company and the Participant.

ARTICLE 8

SURVIVOR BENEFITS

8.1    Death of Participant Prior to the Commencement of Benefits. In the event of a Participant’s death prior to the commencement of benefits in accordance with Article 7, benefits shall be paid to the Participant’s Beneficiary, as determined under Section 12.3, pursuant to Section 8.2 or 8.3, whichever is applicable, in lieu of any benefits otherwise payable under the Plan to or on behalf of such Participant.

8.2    Survivor Benefits Under the Retirement Distribution Option. In the case of a Participant with respect to whom the Company has established a Retirement Distribution Account, and who dies prior to the commencement of benefits under such Retirement Distribution Account pursuant to Section 7.1, distribution of such Retirement Distribution Account shall be made in a lump sum (a) as soon as practicable following the Participant’s death, or (b) such other date as is mutually agreed upon by the Company and the Beneficiary. The amount of any lump sum benefit payable in accordance with this Section shall equal the value of such Retirement Distribution Account as of the Valuation Date.

8.3    Survivor Benefits Under the In-Service Distribution Option. In the case of a Participant with respect to whom the Company has established an In-Service Distribution

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Account, and who dies prior to the date on which such In-Service Distribution Account is to be paid pursuant to Section 7.2, distribution of such In-Service Distribution Account shall be made in a lump sum (a) as soon as practicable following the Participant’s death, or (b) such other date as is mutually agreed upon by the Company and the Beneficiary. The amount of any lump sum benefit payable in accordance with this Section shall equal the value of such In-Service Distribution Account as of the Valuation Date.

8.4    Death of Participant After Benefits Have Commenced. In the event a Participant dies after annual installment benefits payable under Section 7.1 or 7.2 from the Participant’s Accounts has commenced, but before the entire balance of any such Account has been paid, any remaining installments shall be paid in lump sum (a) as soon as practicable following the Participant’s death, or (b) such other date as is mutually agreed upon by the Company and the Beneficiary.

ARTICLE 9

EMERGENCY BENEFIT

In the event that the Committee, upon written request of a Participant, determines, in its sole discretion, that the Participant has suffered an unforeseeable financial emergency, the Company shall pay to the Participant from the Participant’s Distribution Option Account, as soon as practicable following such determination, an amount necessary to meet the emergency, after deduction of any and all taxes as may be required pursuant to Section 12.9 (the “Emergency Benefit”). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. Emergency Benefits shall be paid first from the Participant’s In-Service Distribution Account, if any, to the extent the balance of such In-Service Distribution Account is sufficient to meet the emergency. If the distribution exhausts the In-Service Distribution Account, the Retirement Distribution Account may be accessed. With respect to that portion of any Distribution Option Account which is distributed to a Participant as an Emergency Benefit, in accordance with this Article, no further benefit shall be payable to the Participant under this Plan. Notwithstanding anything in this Plan to the contrary, a Participant who receives an Emergency Benefit in any Plan Year shall not be entitled to make any further deferrals for the remainder of such Plan Year. It is intended that the Committee’s determination as to whether a Participant has suffered an “unforeseeable financial emergency” shall be made consistent with the requirements under section 457(d) of the Code.

ARTICLE 10

ACCELERATED DISTRIBUTION

10.1    Availability of Withdrawal Prior to Retirement. Upon the Participant’s written election, the Participant may elect to withdraw all or a portion of the Participant’s Distribution Option Account at any time prior to the time such Distribution Option Account otherwise becomes payable under the Plan, provided the conditions specified in Section 10.3, Section 10.4, and Section 10.5 are satisfied.

10.2    Acceleration of Periodic Distributions. Upon the Participant’s written election, the Participant or Participant’s Beneficiary who is receiving installment payments under the Plan may elect to have all or a percentage of the remaining installments distributed in the form of an immediately payable lump sum, provided the condition specified in Section 10.3 is satisfied.

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10.3    Forfeiture Penalty. In the event of a withdrawal pursuant to Section 10.1, or an accelerated distribution pursuant to Section 10.2, the Participant shall forfeit from his Distribution Option Account from which the withdrawal is made an amount equal to 10% of the amount of the withdrawal or accelerated distribution, as the case may be. The forfeited amount shall be deducted from the applicable Distribution Option Account prior to giving effect to the requested withdrawal or acceleration. The Participant and the Participant’s Beneficiary shall not have any right or claim to the forfeited amount, and the Company shall have no obligation whatsoever to the Participant, the Participant’s Beneficiary or any other person with regard to the forfeited amount.

10.4    Minimum Withdrawal. In no event shall the amount withdrawn in accordance with Section 10.1 be less than 25% of the amount credited to the Participant’s Distribution Option Account immediately prior to the withdrawal.

10.5    Suspension from Deferrals. In the event of a withdrawal pursuant to Section 10.1, a Participant who is otherwise eligible to make deferrals under Article 4 shall be prohibited from making any deferrals with respect to the Plan Year immediately following the Plan Year during which the withdrawal was made, and any election previously made by the Participant with respect to deferrals for the Plan Year of the withdrawal shall be void and of no effect with respect to subsequent deferrals for such Plan Year.

ARTICLE 11

CHANGE OF CONTROL

In the case of a Change of Control, a Participant may make a one-time irrevocable election, within 60 days after the closing of the transaction pursuant to which the Change of Control was occasioned, to receive the full amount credited to the Participant’s Retirement Distribution Account and In-Service Distribution Account in a lump sum. Any lump-sum benefit payable in accordance with this paragraph shall be paid in, but not later than January 31 of, the Plan Year following the Plan Year in which such closing occurs, in an amount equal to the value of such Retirement Distribution Account and In-Service Distribution Account as of the Valuation Date.

ARTICLE 12

MISCELLANEOUS

12.1    Amendment and Termination. The Plan may be amended, suspended, discontinued or terminated at any time by the Board; provided, however, that no such amendment, suspension, discontinuance or termination shall reduce or in any manner adversely affect the rights of any Participant with respect to benefits that are payable or may become payable under the Plan based upon the balance of the Participant’s Retirement Account and In-Service Distribution Account as of the effective date of such amendment, suspension, discontinuance or termination.

12.2    Claims Procedure.

a.    Claim

A person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a “Claimant”) may file a written request for such benefit with the Committee, setting forth the claim.

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b.    Claim Decision

Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

If the claim is denied in whole or in part, the Claimant shall be provided a written opinion, using language calculated to be understood by the Claimant, setting forth:

(a)    The specific reason or reasons for such denial;

(b)    The specific reference to pertinent provisions of this Agreement on which such denial is based;

(c)    A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

(d)    Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

(e)    The time limits for requesting a review under subsection (c) and for review under subsection (d) hereof.

c.    Request for Review

Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comment in writing for consideration by the Committee. If the Claimant does not request a review of the initial determination within such sixty (60) day period, the Claimant shall be barred and estopped from challenging the determination.

d.    Review of Decision

Within sixty (60) days after the Committee’s receipt of a request for review, it will review the initial determination. After considering all materials presented by the Claimant, the Committee will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

12.3    Designation of Beneficiary. Each Participant may designate a Beneficiary or Beneficiaries (which Beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such Beneficiary. Any such

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designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee, or its designee. If no Beneficiary has been named, or the designated Beneficiary or Beneficiaries shall have predeceased the Participant, the Beneficiary shall be the Participant’ s estate. If a Participant designates more than one Beneficiary, the interests of such Beneficiaries shall be paid in equal shares, unless the Participant has specifically designated otherwise.

12.4    Limitation of Participant’s Right. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company, nor shall it interfere with the rights of the Company to terminate the employment of any Participant and/or to take any personnel action affecting any Participant without regard to the effect which such action may have upon such Participant as a recipient or prospective recipient of benefits under the Plan. Any amounts payable hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which the Participant may be entitled under any other arrangement established by the Company for the benefit of its employees.

12.5    No Limitation on Company Actions. Nothing contained in the Plan shall be construed to prevent the Company from taking any action which is deemed by it to be appropriate or in its best interest. No Participant, Beneficiary, or other person shall have any claim against the Company as a result of such action.

12.6    Obligations to Company. If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company under a legally binding written instrument, then the Company may offset such amount owed to it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

12.7    Nonalienation of Benefits. Except as expressly provided herein, no Participant or Beneficiary shall have the power or right to transfer (otherwise than by will or the laws of descent and distribution), alienate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (a) any corporation or partnership which acquires all or substantially all of the Company’s assets or (b) any corporation or partnership into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s Beneficiaries, heirs, executors, administrators or successors in interest.

12.8    Withholding Taxes. The Company may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with any benefits under the Plan, including, but not limited to, the withholding of appropriate sums from any amount otherwise payable to the Participant (or his Beneficiary). Each Participant, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits. Unless otherwise determined by the Company, withholding obligations on Voting Securities shall be settled with Voting Securities, including Voting Securities that are part of a distribution that gives rise to the withholding obligation.

12.9    Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan of deferred compensation for Participants. Benefits payable hereunder shall be payable out of the general assets of the Company, and no segregation of any assets whatsoever for such benefits shall be made. Notwithstanding any segregation of assets or transfer to a grantor trust, with respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights to assets that are greater than those of a general creditor of the Company.

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12.10    Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

12.11    Governing Law. The Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflict of laws.

12.12    Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

12.13    Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may read as the plural and the plural as the singular.

12.14    Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Human Resources Department, or to such other entity as the Committee may designate from time to time. Such notice shall be deemed given as to the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

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